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BAKER HUGHES INCORPORATED                                                                                                 Exhibit 21
                                                                                                                            12/31/00

                                                                                         PERCENTAGE       PERCENTAGE
                                                               JURISDICTION OR           OWNED BY         OWNED BY
    NAME OF SIGNIFICANT SUBSIDIARIES                            ORGANIZATION             REGISTRANT       SUBSIDIARY




WESTERN ATLAS INC.                                               DELAWARE                  100%
  Baker Hughes Financing Company                                 Delaware                                   100%
  Baker Hughes Oilfield Operations, Inc.                         California                                  (1)
     Baker Hughes International Branches, Inc.                   Delaware                                    (2)
         Baker Hughes EHHC, Inc.                                 Delaware                                   100%
              Baker Hughes GmbH                                  Austria                                    100%
                     Baker Hughes Asia Pacific Ltd.              Cayman Islands                             100%
                     Baker Hughes Limited                        England                                    100%
                     Baker Hughes Nederland Holdings B.V.        The Netherlands                            100%
                       Baker Hughes Canada Holdings B.V.         The Netherlands                            100%
                               Baker Hughes Canada Company       Nova Scotia                                100%
                     JDI International Leasing Limited           Cayman Islands                             100%
Baker Process, Inc.                                              Delaware                                   100%
Western Research Holdings, Inc.                                  Delaware                                   100%
         Western Atlas International, Inc.                       Delaware                                   100%
Wm. S Barnickel & Company                                        Missouri                                   100%
         Baker Petrolite Corporation                             Delaware                                   100%



(1)  Baker Hughes Oilfield Operations, Inc.          Western Atlas Inc. - 94.07%
                                                     Other subsidiaries -    5.93%

(2)  Baker Hughes International Branches, Inc.       Baker Hughes Oilfield Operations, Inc. - 96.83%
                                                     Other subsidiaries - 3.17%
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